Exhibit (e) (21) (a)
BUSINESS OBJECTS S.A.
AMENDMENT TO OFFER LETTER
     The Offer Letter dated September 9, 2005 (the “Agreement”) entered into between Business Objects S.A. (the “Company”) and John Schwarz (the “Executive”) is hereby amended by this Amendment to Offer Letter (the “Amendment”) as follows:
     1. Severance Payment. Upon the later of (i) a Change of Control (as defined in the Agreement) in connection with the proposed transaction by and among the Company and SAP AG (the “Transaction”), or (ii) January 1, 2008 (the “Benefits Trigger Date”), and subject to Executive entering into a Release of Claims in the form attached hereto as Exhibit A (a “Release”) within thirty (30) days thereafter, the Company shall pay to Executive the severance benefits set forth in the subsection (1) of the section entitled “Change of Control” of the Agreement. The payment amount with respect to Executive’s annual base salary shall be measured by Executive’s annual base salary as in effect on the date on which the Change of Control occurs and the payment amount with respect to Executive’s target bonus shall be measured by Executive’s target bonus for the Company’s fiscal year 2008. For the sake of clarity, Executive shall not be required to terminate employment with the Company as a condition to receiving the severance benefit under this Section 1 or the accelerated vesting under Section 2 hereof.
     2. Equity Compensation. Upon a Change of Control in connection with the Transaction, and subject to Executive entering into a Release within thirty (30) days thereafter, Executive shall be entitled to the immediate vesting of, and lapsing of any of the Company’s repurchase rights and forfeiture rights of, his outstanding equity awards as described in subsection (3) of the section entitled “Change of Control” of the Agreement.
     3. Continued Employee Benefits. At any time on or after the Benefits Trigger Date, if Executive’s employment with the Company, its parent, or an affiliated company terminates for any or no reason, then subject to Executive entering into and not revoking a Release, modified to include a waiver of claims under the Age Discrimination in Employment Act of 1967, within forty-five (45) days thereafter, Executive shall be reimbursed for group health, dental and vision insurance coverage premiums at the same level of coverage as was provided to Executive immediately prior to his employment termination and at the same ratio of Company premium payment to Executive premium payment as was in effect immediately prior to such employment termination (the “Company-Paid Coverage”). If such Company-Paid Coverage included Executive’s dependents immediately prior to the employment termination, such dependents shall also be covered at Company’s expense. Such Company-Paid Coverage shall continue until the earlier of: (i) eighteen (18) months from the date of termination, or (ii) the date upon which Executive and his dependents become covered under another employer’s group health, dental and vision plans that provide Executive and his dependents with comparable benefits and levels of coverage (the “Benefits Continuation Period”). For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 (“COBRA”), the date of the “qualifying event” for Executive and his dependents shall be the end of the Benefits Continuation Period.

     4. Effective Date; Automatic Termination. This Amendment is effective on the last date signed by both parties hereto below. This Amendment shall terminate automatically and be without further force and effect if the Transaction is not consummated by December 31, 2008.
     5. Offer Letter. If the Executive receives benefits under Section 3 of this Amendment, Executive shall not be entitled to receive benefits under subsection (2) of the section entitled “Change of Control” of the Agreement; provided, however, that in such event Executive shall still receive benefits under Sections 1 and 2 of this Amendment. To the extent not expressly amended by this Amendment, the Agreement remains in full force and effect.
     6. Entire Agreement. This Amendment, taken together with the Agreement and the respective award agreements and equity compensation plan(s) under which Executive’s equity awards were granted (to the extent each such document is not expressly amended hereby) represents the entire agreement of the parties, supersedes any and all previous contracts, arrangements or understandings between the parties with respect to the Agreement, and may be amended at any time only by mutual written agreement of the parties hereto.
     IN WITNESS WHEREOF, this instrument is executed as of the date set forth below.

COMPANY:	Business Objects S.A.
	By:	/s/ David Kennedy
David Kennedy
Senior Vice President General Counsel and Corporate Secretary
	Date:	12/31/07

EXECUTIVE:	/s/ John Schwarz
John Schwarz
Chief Executive Officer Date: 12/31/07

EXHIBIT A
BUSINESS OBJECTS S.A.
RELEASE OF CLAIMS
     This Release of Claims (“Release”) is made by and between John Schwarz (“Executive”) and Business Objects S.A. (the “Company”) (jointly referred to as the “Parties” or individually referred to as a “Party”).
     WHEREAS, Executive and the Company have entered into an Offer Letter, that was amended on December 31, 2007 (as amended, the “Agreement”).
     WHEREAS, Executive has agreed to enter into a release of claims in favor of the Company upon certain events specified in the Agreement.
     WHEREAS, subject to the terms of the Agreement, Executive is entitled to receive good and valuable consideration as set forth in the Agreement.
     NOW THEREFORE, in consideration of the mutual promises made herein, the Parties hereby agree as follows:
     1. Agreement. The Company and Executive agree that the terms of the Agreement shall remain in full force and effect and are fully incorporated herein except to the extent that they are inconsistent with this Release.
     2. Consideration. Pursuant to the terms and conditions of the Agreement, Executive is entitled to such good and valuable consideration as is set forth in the Agreement.
     3. Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, Executives, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Release, including, without limitation:
          a. any and all claims relating to or arising from Executive’s employment relationship with the Company as of the Effective Date of this Release;
          b. any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
          c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
          d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Executive Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002; the California Family Rights Act; the California Labor Code, except as prohibited by law; the California Workers’ Compensation Act, except as prohibited by law; and the California Fair Employment and Housing Act;
          e. any and all claims for violation of the federal or any state constitution;
          f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
          g. any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of the Agreement or any other agreement or arrangement entered into between the Executive and Company relating to Executive’s services provided to the Company; and
          h. any and all claims for attorneys’ fees and costs.
          i. Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Release. This release does not release claims that cannot be released as a matter of law, including, but not limited to: (1) Executive’s right to benefits under the Agreement; (2) Executive’s right to file a charge with, or participate in a charge by, the Equal Employment Opportunity Commission or comparable state agency against the Company (with the understanding that any such filing or participation does not give Executive the right to recover any monetary damages against the Company; Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company); (3) claims under Division 3, Article 2 of the California Labor Code (which includes California Labor Code section 2802 regarding indemnity for necessary expenditures or losses by Executive); (4) claims prohibited from release as set forth in California Labor Code section 206.5 (specifically “any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made”); (5) Executive’s rights to bonus or incentive compensation for fiscal 2007; (6) Executive’s rights to coverage under any fiduciary insurance policy purchased or obtained by or on behalf of the Company in which Executive is insured or in connection with the Company’s Change in Control (as defined in the Agreement) or to indemnification under any contract, by-law or other arrangement that would cover Executive but for this Release; and (7) Executive’s rights under any retention restricted stock unit granted to Executive at the request of SAP AG.
     4. No Waiver of Claims Under ADEA. The Parties agree that Executive is not waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”).
     5. California Civil Code Section 1542. Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
     Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect.
     6. No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
     7. Breach. Executive acknowledges and agrees that any material breach of this Release, unless such breach constitutes a legal action by Executive brought in good faith pursuant to the ADEA, shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Release, except as provided by law. Except as provided by law, Executive shall also be responsible to the Company for all costs, attorneys’ fees, and any and all damages incurred by the Company in: (a) enforcing Executive’s obligations under this Release, including in any action to recover the consideration, and (b) defending against a claim or suit brought or pursued by Executive in violation of the terms of this Release.
     8. No Admission of Liability. Executive understands and acknowledges that this Release constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive. No action taken by the Company hereto, either previously or in connection with this Release, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.
     9. No Cooperation. Executive agrees that Executive will not counsel or assist any attorneys or their client in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.
     10. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS RELEASE, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SANTA CLARA COUNTY, CALIFORNIA, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS RELEASE AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE.
     11. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Release. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or the Company’s failure to withhold, or Executive’s delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
     12. Authority. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Release.
     13. No Representations. Executive represents that Executive has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Release. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Release.
     14. Severability. In the event that any provision or any portion of any provision hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Release shall continue in full force and effect without said provision or portion of provision.
     15. Attorneys’ Fees. Except with regard to a legal action brought under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Release, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
     16. Entire Agreement. This Release represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Release, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Release, with the exception of the Agreement.
     17. No Oral Modification. This Release may only be amended in a writing signed by Executive and a duly authorized representative of the Company.
     18. Governing Law. This Release shall be governed by the laws of the State of California, without regard for choice-of-law provisions.
     19. Effective Date. This Release is effective on the last date signed by the Parties hereto below (the “Effective Date”).
     20. Counterparts. This Release may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
     21. Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. The Parties acknowledge that:
          a. They have read this Release;
          b. They have been represented in the preparation, negotiation, and execution of this Release by legal counsel of their own choice or they have voluntarily declined to seek such legal counsel;

          c. They understand the terms and consequences of this Release and of the releases it contains; and
          d. They are fully aware of the legal and binding effect of this Release.
[Signature page to follow.]

IN WITNESS WHEREOF, the Parties have executed this Release on the respective dates set forth below.

John Schwarz, an individual
Dated:

BUSINESS OBJECTS S.A.
Dated:	By
[NAME]
[TITLE]